EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Forms S-8 (File No. 333-22047 and File No. 333-90562) of P&F Industries, Inc. of our report dated March 30, 2016 on our audits of the consolidated financial statements of P&F Industries, Inc. and Subsidiaries as of December 31, 2015 and 2014, and for the years then ended included in the 2015 Annual Report of P&F Industries, Inc. on Form 10-K.

/s/ CohnReznick LLP

Jericho, New York

March 30, 2016